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                                                                    Exhibit 23.3
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of St. Paul Bancorp, Inc. and Beverly Bancorporation, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-50133) and Prospectus of St. Paul Bancorp, Inc. for the registration of 6,702,365 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 1998 (except Note BB, as to which the date is March 16, 1998), with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


Chicago, Illinois
May 11, 1998